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                                                                    Exhibit 23.2

                              Consent of Independent Accountants
                              ----------------------------------

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of Caithness Coso Funding Corp. of our reports dated February 12, 1999 relating to the combining and combined financial statements of Coso Finance Partners and Coso Finance Partners II, the financial statements of Coso Energy Developers and the financial statements of Coso Power Developers, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
October 6, 1999